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                                                                      EXHIBIT 12

                   TENNECO INC. AND CONSOLIDATED SUBSIDIARIES

              COMBINED WITH 50% OWNED UNCONSOLIDATED SUBSIDIARIES

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                             (DOLLARS IN MILLIONS)
                                  (UNAUDITED)

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
                                                                      THREE
                                                                     MONTHS
                                                                      ENDED
                                                                    MARCH 31,
                                                                    ----------
                                                                    1995  1994
                                                                    ----  ----
Income from continuing operations.................................. $153  $121
Add:
  Interest.........................................................  117   155
  Portion of rentals representative of interest factor.............   14    16
  Preferred stock dividend requirements of majority-owned
   subsidiaries....................................................    6    --
  Income tax expense and other taxes on income.....................   82    77
  Amortization of interest capitalized applicable to nonutility
   companies.......................................................    1     2
  Undistributed earnings of affiliated companies in which less than
   a 50% voting interest is owned..................................  (26)   (2)
                                                                    ----  ----
    Earnings as defined............................................ $347  $369
                                                                    ====  ====
Interest........................................................... $117  $155
Interest capitalized...............................................    1     2
Portion of rentals representative of interest factor...............   14    16
Preferred stock dividend requirements of majority-owned
 subsidiaries......................................................   10    --
                                                                    ----  ----
    Fixed charges as defined....................................... $142  $173
                                                                    ====  ====
Ratio of earnings to fixed charges................................. 2.44  2.13
                                                                    ====  ====
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